SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report: September 28, 1998
(Date of earliest event reported)

Commission File No. 333-51375

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV (as depositor under the Sale and Servicing Agreement, dated as of June 1, 1998, relating to the DiTech Home Loan Owner Trust 1998-1, Home Loan Asset Backed Notes, Series 1998-1)


                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
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        Delaware                                         06-1204982
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(State of Incorporation)                    (I.R.S. Employer Identification No.)

1285 Avenue of the Americas
New York, New York                                        10019
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Address of principal executive offices                  (Zip Code)



                                 (212) 713-2000
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               Registrant's Telephone Number, including area code



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   (Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  Other Events


     On September 28, 1998 DiTech Home Loan Owner Trust 1998-1 (the "Issuer") completed the purchase of the Subsequent Loans pursuant to Section 2.06 of the Sale and Servicing Agreement, dated as of June 1, 1998 (the "Sale and Servicing Agreement") among the Issuer, PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation (the "Registrant"), DiTech Funding Corporation (the "Transferor"), and The Bank of New York (the "Indenture Trustee"). The Subsequent Loans were transferred to the Issuer pursuant to the Subsequent Transfer Agreement, dated as of September 1, 1998 (the "Subsequent Transfer Agreement"), among the Transferor, the Issuer and the Indenture Trustee. Attached as Exhibit 99 are certain characteristics of all the Loans as of August 31, 1998 (the "Cut-Off Date").

     Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Sale and Servicing Agreement.

ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

     (c) Exhibits

Item 601(a)
of Regulation S-K
Exhibit No.                                          Description
-----------                                          -----------

         99                                          Description of the Loans

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV


October 12, 1998

                                  By:  /s/ Barbara Dawson
                                      ----------------------------------
                                           Barbara Dawson
                                           Senior Vice President

                                INDEX TO EXHIBITS


                                                                   Paper (P) or
Exhibit No.                 Description                            Electronic(E)
-----------                 -----------                            -------------

99                          Description of the Loans                     E